Red Robin Reports Preliminary Results for the Fiscal Fourth Quarter of 2015

Announces Date for Fiscal Fourth Quarter of 2015 Earnings Call

Greenwood Village, Colo. – January 12, 2016 – Red Robin Gourmet Burgers, Inc., (NASDAQ: RRGB), a casual dining restaurant chain focused on serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today announced preliminary, unaudited financial results for its fiscal fourth quarter ended December 27, 2015 in conjunction with management’s appearance at the 18th Annual ICR Investor Conference at the JW Marriott Orlando Grande Lakes.

The Company expects to report the following financial results for the fiscal fourth quarter 2015:

•	Total revenues of approximately $286.3 million

•	Comparable restaurant revenue decrease of 2.0% using constant currency rates

•	Net income between $11.1 and $11.7 million

•	Earnings per diluted share between $0.80 and $0.84

The above results are preliminary and subject to year-end closing adjustments. The Company plans to report fiscal fourth quarter 2015 results on February 12, 2016.

“While we are disappointed with our sales this quarter, we understand the issues and are well on our way to addressing them. Looking at the year as a whole, we are nonetheless pleased that our 2015 annual comparable sales growth of 2.1% over 2014 reflects our sixth consecutive year in which we have taken market share from our competitors,” said Steve Carley, Red Robin Gourmet Burgers, Inc. chief executive officer. “In 2016, we will have a strong line-up of craveable new food and beverage offerings, launch new promotional initiatives, complete our Brand Transformation remodels and continue to invest in technologies enabling both improved guest service and cost savings.”

Presentation at the 18th Annual ICR Conference
The Company will present at the 18th Annual ICR Conference at the JW Marriott Orlando Grande Lakes in Orlando, FL on January 13, 2016 at 11:30 AM Eastern Time. Investors and interested parties may listen to a webcast of this presentation by visiting the Company’s website at www.redrobin.com under the investor relations section.

Fourth Quarter Release and Conference Call
Red Robin will host an investor conference call to discuss its fiscal fourth quarter 2015 results on Friday, February 12, 2016 at 10:00 a.m. ET. The conference call number is (800) 750-4984, or for international callers (913) 312-0860. A replay will be available from two hours after the end of the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 9549831. The replay will be available until Friday, February 19, 2016. The call will be webcast live from the Company's website at www.redrobin.com under the investor relations section.

About Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)
Red Robin Gourmet Burgers, Inc. (www.redrobin.com), a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., is the Gourmet Burger Authority™, famous for serving more than two dozen craveable, high-quality burgers with Bottomless Steak Fries® in a fun environment welcoming to guests of all ages. In addition to its many burger offerings, Red Robin serves a wide variety of salads, soups, appetizers, entrees, desserts and signature Mad Mixology® Beverages. Red Robin offers a variety of options behind the bar, including its extensive selection of local and regional beers, and innovative adult beer shakes and cocktails, earning the restaurant the 2014 VIBE Vista Award for Best Beer Program in a Multi-Unit Chain Restaurant. There are more than 500 Red Robin restaurants across the United States and Canada, including Red Robin Burger Works® locations and those operating under franchise agreements. Red Robin... YUMMM®! Connect with Red Robin on Facebook, Instagram and Twitter.

Forward-Looking Statements
Forward-looking statements in this press release regarding the timing of our first quarter earnings release, our preliminary financial results for our fiscal fourth quarter 2015, including estimates of revenues, net income and earnings per diluted share, our anticipated initiatives for 2016 including those involving food and beverage offerings, promotions, remodels and technology investments, and all other statements that are not historical facts, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “anticipate,” “intend,” “plan,” “project,” “will” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. We undertake no obligation to update such statements to reflect events or circumstances arising after such date, and we caution investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the anticipated financial results reported are preliminary and subject to year-end closing adjustments; the effectiveness of the Company’s marketing strategies and initiatives to achieve restaurant sales growth; the ability to fulfill planned expansion and restaurant remodeling; the cost and availability of key food products, labor, and energy; the ability to achieve anticipated revenue and cost savings from our anticipated new technology systems and other initiatives; availability of capital or credit facility borrowings; the adequacy of cash flows or available debt resources to fund operations and growth opportunities; federal, state, and local regulation of our business; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.

For investor relations questions contact:
Stuart Brown, Chief Financial Officer
(303) 846-6000

For media relations questions contact:
Jennifer DeNick, Coyne PR
(973) 588-2000